UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 22, 2010, YRC Worldwide Inc. (the “Company”) appointed Michael J. Naatz as President—Customer Care Division and Chief Customer Officer of the Company. Michael J. Smid will continue to be Chief Operations Officer of the Company and President of YRC Inc., a wholly owned subsidiary of the Company. William D. Zollars has been elected President of the Company in addition to his current positions of Chairman and Chief Executive Officer of the Company.

In this new position, Mr. Naatz will expand his customer facing role to lead the Company’s Sales and Sales Support functions. Since May 2005, Mr. Naatz has held various positions with the Company and its subsidiaries, including most recently Executive Vice President & Chief Information and Service Officer of the Company where he was responsible for the Customer Care, Revenue Management, Cargo Claims Administration, Freight Bill Entry and Technology teams. Mr. Naatz has been employed by the Company and its subsidiaries since May 2005 when the Company acquired USF Corporation where he was Senior Vice President and Chief Information Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: April 28, 2010	By:	/s/ Sheila K. Taylor
Sheila K. Taylor
Executive Vice President and Chief Financial Officer

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